Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2017 RESULTS

SANTA MONICA, CALIFORNIA, March 14, 2018 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2017.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 11. Unaudited financial highlights are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
Net revenue:
Revenue from advertising and retransmission consent	$73,460	$70,291	5%	$272,091	$258,514	5%
Revenue from spectrum usage rights	-	-	*	263,943	-	*
	$73,460	$70,291	5%	$536,034	$258,514	107%

Cost of revenue - television (spectrum usage rights) (1)	209	-	*	12,340	-	*
Cost of revenue - digital media (1)	11,782	3,043	287%	32,206	9,536	238%
Operating expenses (2)	45,118	41,102	10%	168,399	160,237	5%
Corporate expenses (3)	8,242	7,918	4%	27,937	24,543	14%
Foreign currency (gain) loss	57	-	*	350	-	*

Consolidated adjusted EBITDA (4)	11,199	20,620	(46)%	51,400	69,243	(26)%

Free cash flow (5)	$5,901	$14,919	(60)%	$287,618	$45,204	536%

Net income	$12,972	$7,003	85%	$176,293	$20,405	764%

Net income per share, basic	$0.14	$0.08	75%	$1.95	$0.23	748%
Net income per share, diluted	$0.14	$0.08	75%	$1.92	$0.22	773%

Weighted average common shares outstanding, basic	89,980,200	89,733,294		90,272,257	89,340,589
Weighted average common shares outstanding, diluted	91,613,199	91,642,487		91,891,957	91,303,056

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized. Cost of revenue – television (spectrum usage rights) consists primarily of the carrying value of spectrum usage rights surrendered in the Federal Communications Commission (“FCC”) auction for broadcast spectrum.

(2)

Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended December 31, 2017 and 2016, respectively, and $1.2 million and $1.3 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2017 and 2016, respectively. Operating expenses do not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

Entravision Communications

(3)

Corporate expenses include $2.5 million and $1.8 million of non-cash stock-based compensation for the three-month periods ended December 31, 2017 and 2016, respectively, and $4.9 million and $3.7 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2017 and 2016, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization and does include syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures plus revenue from FCC spectrum incentive auction less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved revenue growth driven by increases in our digital media segment attributable to the acquisition of Headway.  This growth in our digital media segment offsets decreases in both our television and radio segments, which were affected by decreases in local and national advertising revenue and the loss of political advertising revenue compared to 2016.  We continued to build our digital footprint and, looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, and expanding our advertiser base to the benefit of our shareholders.”

Entravision Communications

Financial Results

Three-Month Period Ended December 31, 2017 Compared to Three-Month Period Ended

December 31, 2016

(Unaudited)

	Three Months Ended
	December 31,
	2017	2016	% Change
Net, revenue from advertising and retransmission consent	$73,460	$70,291	5%

Cost of revenue - television (spectrum usage rights) (1)	209	-	*
Cost of revenue - digital media (1)	11,782	3,043	287%
Operating expenses (1)	45,118	41,102	10%
Corporate expenses (1)	8,242	7,918	4%
Depreciation and amortization	3,951	3,618	9%
Foreign currency (gain) loss	57	-	*

Operating income	4,101	14,610	(72)%
Interest expense, net	(5,326)	(3,746)	42%
Other income (loss)	262	-	*
Gain (loss) on debt extinguishment	(3,306)	(161)	1953%

Income before income taxes	(4,269)	10,703	*
Income tax (expense) benefit	17,376	(3,700)	*

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	13,107	7,003	87%
Equity in net income (loss) of nonconsolidated affiliates	(135)	-	*
Net income	$12,972	$7,003	85%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $73.5 million for the three-month period ended December 31, 2017 from $70.3 million for the three-month period ended December 31, 2016, an increase of $3.2 million. Of the overall increase, $13.6 million was attributable to our digital media segment and was primarily due to the acquisition of 100% of the stock of several entities collectively doing business as Headway (“Headway”) during the second quarter of 2017, which did not contribute to net revenue in prior periods. The overall increase was partially offset by a decrease in our television segment of $7.3 million due primarily to a decrease in both local and national revenue and a decrease in political advertising revenue, which was not material in 2017, partially offset by an increase in retransmission consent revenue. Additionally, the overall increase was partially offset by a decrease in our radio segment of $3.1 million due primarily to decreases in both local and national advertising revenue, and a decrease in political advertising revenue, which was not material in 2017.

Cost of revenue related to revenue from spectrum usage rights was $0.2 million for the three-month period ended December 31, 2017. We did not incur cost of revenue from spectrum usage rights in 2016.

Cost of revenue in our digital media segment increased to $11.8 million for the three-month period ended December 31, 2017 from $3.0 million for the three-month period ended December 31, 2016, an increase of $8.8 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to cost of revenue in prior periods.

Operating expenses increased to $45.1 million for the three-month period ended December 31, 2017 from $41.1 million for the three-month period ended December 31, 2016, an increase of $4.0 million. The increase was primarily attributable to the acquisition of Headway during the second quarter of 2017, which did not contribute to operating expenses in prior periods, an increase in salary expense and an increase in bad debt expense. The overall increase was partially offset by a decrease in expenses associated with the decrease in television and radio advertising revenue and a decrease in expenses for ratings services and promotional events.

Entravision Communications

Corporate expenses increased to $8.2 million for the three-month period ended December 31, 2017 from $7.9 million for the three-month period ended December 31, 2016, an increase of $0.3 million. The increase was primarily due to an increase in non-cash stock-based compensation expense.

Income tax expense for the three-month period ended December 31, 2017 includes a one-time provisional tax benefit of $17.3 million. This net tax benefit primarily consists of the net tax impact to our deferred taxes from the corporate rate reduction as a result of the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act.

Twelve-month Period Ended December 31, 2017 Compared to Twelve-month Period Ended

December 31, 2016

(Unaudited)

	Twelve Months Ended
	December 31,
	2017	2016	% Change
Net revenue:
Revenue from advertising and retransmission consent	$272,091	$258,514	5%
Revenue from spectrum usage rights	263,943	-	*
Total net revenue	536,034	258,514	107%

Cost of revenue - television (spectrum usage rights) (1)	12,340	-	*
Cost of revenue - digital media (1)	32,206	9,536	238%
Operating expenses (1)	168,399	160,237	5%
Corporate expenses (1)	27,937	24,543	14%
Depreciation and amortization	16,411	15,342	7%
Foreign currency (gain) loss	350	-	*

Operating income	278,391	48,856	470%
Interest expense, net	(15,935)	(15,169)	5%
Other income (loss)	262	-	*
Gain (loss) on debt extinguishment	(3,306)	(161)	1953%

Income before income taxes	259,412	33,526	674%
Income tax (expense) benefit	(82,809)	(13,121)	531%

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	176,603	20,405	765%
Equity in net income (loss) of nonconsolidated affiliates	(310)	-	*

Net income	$176,293	$20,405	764%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $272.1 million for the twelve-month period ended December 31, 2017 from $258.5 million for the twelve-month period ended December 31, 2016, an increase of $13.6 million. Of the overall increase, $34.0 million was attributable to our digital media segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to net revenue in prior periods. The overall increase was partially offset by a decrease in our television segment of $11.5 million due to a decrease in local revenue and a decrease in political advertising revenue, which was not material in 2017, partially offset by an increase in national advertising revenue and an increase in retransmission consent revenue. Additionally, the overall increase was partially offset by a decrease in our radio segment of $8.9 million due to decreases in both local and national advertising revenue, and a decrease in political advertising revenue, which was not material in 2017.

Net revenue from spectrum usage rights was $263.9 million for the twelve-month period ended December 31, 2017. We did not generate revenue from spectrum usage rights in 2016.

Entravision Communications

Cost of revenue related to revenue from spectrum usage rights was $12.3 million for the twelve-month period ended December 31, 2017. We did not incur cost of revenue from spectrum usage rights in 2016.

Cost of revenue in our digital media segment increased to $32.2 million for the twelve-month period ended December 31, 2017 from $9.5 million for the twelve-month period ended December 31, 2016, an increase of $22.7 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to cost of revenue in prior periods.

Operating expenses increased to $168.4 million for the twelve-month period ended December 31, 2017 from $160.2 million for the twelve-month period ended December 31, 2016, an increase of $8.2 million. The increase was primarily attributable to the acquisition of Headway during the second quarter of 2017, which did not contribute to operating expenses in prior periods. The overall increase was partially offset by decreases in expenses associated with the decrease in television and radio advertising revenue and decreases in rent expense, ratings service expense and event expense.

Corporate expenses increased to $27.9 million for the twelve-month period ended December 31, 2017 from $24.5 million for the twelve-month period ended December 31, 2016, an increase of $3.4 million. The increase was primarily due to expenses associated with the FCC auction for broadcast spectrum and non-cash stock-based compensation expense.

Income tax expense for the twelve-month period ended December 31, 2017 includes a one-time provisional tax benefit of $17.3 million. This net tax benefit primarily consists of the net tax impact to our deferred taxes from the corporate rate reduction as a result of the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
Net Revenue
Revenue from advertising and retransmission consent
Television	$36,038	$43,380	(17)%	$148,059	$159,523	(7)%
Radio	17,118	20,242	(15)%	66,934	75,847	(12)%
Digital	20,304	6,669	204%	57,098	23,144	147%
Total	$73,460	$70,291	5%	$272,091	$258,514	5%

Revenue from spectrum usage rights (television)	$-	$-	*	$263,943	$-	*

Total Net Revenue	$73,460	$70,291	5%	$536,034	$258,514	107%

Cost of Revenue (1)
Television	209	-	*	12,340	-	*
Digital	11,782	3,043	287%	32,206	9,536	238%
Total	$11,991	$3,043	294%	$44,546	$9,536	367%

Operating Expenses (1)
Television	21,214	21,312	(0)%	81,730	83,611	(2)%
Radio	16,021	16,904	(5)%	63,315	65,390	(3)%
Digital	7,883	2,886	173%	23,354	11,236	108%
Total	$45,118	$41,102	10%	$168,399	$160,237	5%

Corporate Expenses (1)	$8,242	$7,918	4%	$27,937	$24,543	14%

Foreign currency (gain) loss	$57	$-	*	$350	$-	*

Consolidated adjusted EBITDA (1)	$11,199	$20,620	(46)%	$51,400	$69,243	(26)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2017 fourth quarter and full year results on March 14, 2018 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown

Entravision Communications

risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$39,560	$61,520
Restricted Cash	222,294	$-
Trade receivables, net of allowance for doubtful accounts	84,348	65,072
Prepaid expenses and other current assets	6,260	4,870
Total current assets	352,462	131,462
Property and equipment, net	60,337	55,368
Intangible assets subject to amortization, net	26,758	13,120
Intangible assets not subject to amortization	251,163	220,701
Goodwill	70,557	50,081
Deferred income taxes	-	44,677
Other assets	4,690	2,512
Total assets	$765,967	$517,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,750
Accounts payable and accrued expenses	59,522	30,810
Total current liabilities	62,522	34,560
Long-term debt, less current maturities, net of unamortized debt issuance costs	292,489	286,697
Other long-term liabilities	21,447	13,208
Deferred income taxes	40,639	—
Total liabilities	417,097	334,465

Stockholders' equity
Class A common stock	7	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	888,650	904,867
Accumulated deficit	(539,730)	(718,444)
Accumulated other comprehensive income (loss)	(60)	(2,977)
Total stockholders' equity	348,870	183,456
Total liabilities and stockholders' equity	$765,967	$517,921

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Net revenue
Revenue from advertising and retransmission consent	$73,460	$70,291	$272,091	$258,514
Revenue from spectrum usage rights	-	-	263,943	-
	73,460	70,291	536,034	258,514
Expenses:
Cost of revenue - television (spectrum usage rights)	209	-	12,340	-
Cost of revenue - digital media	11,782	3,043	32,206	9,536
Direct operating expenses	32,045	29,098	119,283	113,439
Selling, general and administrative expenses	13,073	12,004	49,116	46,798
Corporate expenses	8,242	7,918	27,937	24,543
Depreciation and amortization	3,951	3,618	16,411	15,342
Foreign currency (gain) loss	57	-	350	-
	69,359	55,681	257,643	209,658
Operating income	4,101	14,610	278,391	48,856
Interest expense	(5,625)	(3,850)	(16,709)	(15,469)
Interest income	299	104	774	300
Other income (loss)	262	-	262	-
Gain (loss) on debt extinguishment	(3,306)	(161)	(3,306)	(161)
Income before income taxes	(4,269)	10,703	259,412	33,526
Income tax (expense) benefit	17,376	(3,700)	(82,809)	(13,121)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	13,107	7,003	176,603	20,405
Equity in net income (loss) of nonconsolidated affiliate	(135)	-	(310)	-
Net income	$12,972	$7,003	$176,293	$20,405

Basic and diluted earnings per share:
Net income per share, basic	$0.14	$0.08	$1.95	$0.23
Net income per share, diluted	$0.14	$0.08	$1.92	$0.22

Cash dividends declared per common share, basic	$0.05	$0.03	$0.16	$0.13
Cash dividends declared per common share, diluted	$0.05	$0.03	$0.16	$0.12

Weighted average common shares outstanding, basic	89,980,200	89,733,294	90,272,257	89,340,589
Weighted average common shares outstanding, diluted	91,613,199	91,642,487	91,891,957	91,303,056

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$12,972	$7,003	$176,293	$20,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,951	3,618	16,411	15,342
Cost of revenue - television (spectrum usage rights)	209	-	12,340	-
Deferred income taxes	(17,551)	3,641	81,963	12,528
Non-cash interest	2,642	197	3,237	776
Amortization of syndication contracts	141	109	452	398
Payments on syndication contracts	(145)	(118)	(445)	(388)
Equity in net (income) loss of nonconsolidated affiliate	135	-	310	-
Non-cash stock-based compensation	2,942	2,401	6,091	5,035
(Gain) loss on sale of property	28	-	28	-
(Gain) loss on debt extinguishment	3,306	161	3,306	161
Changes in assets and liabilities:
(Increase) decrease in trade receivables	(12,376)	(4,407)	414	1,397
(Increase) decrease in prepaid expenses and other current assets	917	1,391	(913)	439
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,424	4,395	(2,438)	1,203
Net cash provided by operating activities	3,595	18,391	297,049	57,296
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	50	-	50	-
Purchases of property and equipment	(2,439)	(2,093)	(12,078)	(9,053)
Purchases of intangibles	-	-	(32,588)	-
Purchase of a business, net of cash acquired	(21,008)	-	(28,497)	-
Purchases of short term investments: CDs	-	-	-	(30,000)
Proceeds from short term investments: CDs	-	-	-	30,000
Purchases of investments	(250)	(250)	(2,450)	(500)
Deposits on acquisition	1,050	-	(190)	-
Net cash used in investing activities	(22,597)	(2,343)	(75,753)	(9,553)
Cash flows from financing activities:
Proceeds from stock option exercises	697	(1,105)	708	780
Tax payments related to shares withheld for share-based compensation plans	(798)	-	(798)	-
Payments on long-term debt	(290,750)	(20,937)	(293,563)	(23,750)
Dividends paid	(4,491)	(2,806)	(14,670)	(11,177)
Repurchase of Class A common stock	(3,552)	-	(5,330)	-
Termination of swap agreements	(2,441)	-	(2,441)	-
Proceeds from borrowings on long-term debt	298,500	-	298,500	-
Payments of capitalized debt offering and issuance costs	(3,382)	-	(3,382)	-
Net cash used in financing activities	(6,217)	(24,848)	(20,976)	(34,147)
Effect of exchange rates on cash, cash equivalents and restricted cash	(3)	-	14	-
Net increase (decrease) in cash and cash equivalents	(25,222)	(8,800)	200,334	13,596
Cash and cash equivalents:
Beginning	287,076	70,320	61,520	47,924
Ending	$261,854	$61,520	$261,854	$61,520

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Consolidated adjusted EBITDA (1)	$11,199	$20,620	$51,400	$69,243
Net revenue - FCC spectrum incentive auction	-	-	263,943	-
Expenses - FCC spectrum incentive auction	(209)	-	(14,443)	-
Interest expense	(5,625)	(3,850)	(16,709)	(15,469)
Interest income	299	104	774	300
Gain (loss) on debt extinguishment	(3,306)	(161)	(3,306)	(161)
Income tax (expense) benefit	17,376	(3,700)	(82,809)	(13,121)
Amortization of syndication contracts	(141)	(109)	(452)	(398)
Payments on syndication contracts	145	118	445	388
Non-cash stock-based compensation included in direct operating
expenses	(430)	(630)	(1,236)	(1,330)
Non-cash stock-based compensation included in corporate expenses	(2,512)	(1,771)	(4,855)	(3,705)
Depreciation and amortization	(3,951)	(3,618)	(16,411)	(15,342)
Other income (loss)	262	-	262	-
Equity in net income (loss) of nonconsolidated affiliates	(135)	-	(310)	-
Net income	12,972	7,003	176,293	20,405

Depreciation and amortization	3,951	3,618	16,411	15,342
Cost of revenue - television (spectrum usage rights)	209	-	12,340	-
Deferred income taxes	(17,551)	3,641	81,963	12,528
Amortization of debt issuance costs	2,642	197	3,237	776
Amortization of syndication contracts	141	109	452	398
Payments on syndication contracts	(145)	(118)	(445)	(388)
Equity in net (income) loss of nonconsolidated affiliate	135	-	310	-
Non-cash stock-based compensation	2,942	2,401	6,091	5,035
(Gain) loss on sale of property	28	-	28	-
(Gain) loss on debt extinguishment	3,306	161	3,306	161
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(12,376)	(4,407)	414	1,397
(Increase) decrease in prepaid expenses and other assets	917	1,391	(913)	439
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,424	4,395	(2,438)	1,203
Net cash provided by (used in ) operating activities	$3,595	$18,391	$297,049	$57,296

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Consolidated adjusted EBITDA (1)	$11,199	$20,620	$51,400	$69,243
Net, cash interest expense (1)	(2,685)	(3,549)	(12,698)	(14,393)
Cash paid for income taxes	(174)	(59)	(846)	(593)
Capital expenditures (2)	(2,439)	(2,093)	(12,078)	(9,053)
Net revenue - FCC spectrum incentive auction	-	-	263,943	-
Expenses - FCC spectrum incentive auction	-	-	(2,103)	-
Free cash flow (1)	5,901	14,919	287,618	45,204

Capital expenditures (2)	2,439	2,093	12,078	9,053
Other income (loss)	262	-	262	-
(Gain) loss on sale of property	28	-	28	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(12,376)	(4,407)	414	1,397
(Increase) decrease in prepaid expenses and other assets	917	1,391	(913)	439
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,424	4,395	(2,438)	1,203
Cash Flows From Operating Activities	$3,595	$18,391	$297,049	$57,296

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.